                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             RETAILERS NATIONAL BANK
                         TARGET CREDIT CARD MASTER TRUST
                                  SERIES 1998-1


Pursuant to the Pooling and Servicing Agreement, dated as of September 13, 1995 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 1998-1 Supplement (as amended and Supplemented, the "Series Supplement"), each among Retailers National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Norwest Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

                                  MONTHLY PERIOD:             JANUARY 2000
                                  DISTRIBUTION DATE:          FEBRUARY 25, 2000
                                  NO. OF DAYS IN PERIOD:      28
---------------------------------------------------------------------------------------------
A.      ORIGINAL DEAL PARAMETERS
(a)     Class A Initial Invested Amount                         $ 400,000,000.00       76.50%
(b)     Class B Initial Invested Amount                           122,875,817.00       23.50%
                                                                 ---------------
(c)     Total Initial Invested Amount                           $ 522,875,817.00
                                                                ================

(d)     Class A Certificate Rate                                           5.90%
(e)     Class B Certificate Rate                                           0.00%

(f)     Servicing Fee Rate                                                 2.00%
(g)     Discount Percentage                                                0.00%
---------------------------------------------------------------------------------------------


I.      RECEIVABLES IN THE TRUST
---------------------------------------------------------------------------------
(a)     Beginning of the Period Principal Receivables           $2,843,897,654.78
(b)     Beginning of the Period Finance Charge Receivables          74,234,562.47
(c)     Beginning of the Period Discounted Receivables                          -
                                                                -----------------
(d)     Beginning of the Period Total Receivables (a + b + c)   $2,918,132,217.25
                                                                =================

(e)     Removed Principal Receivables                           $               -
(f)     Removed Finance Charge Receivables                                      -
                                                                -----------------
(g)     Removed Total Receivables (e + f)                       $               -
                                                                =================

(h)     Supplemental Principal Receivables                      $               -
(i)     Supplemental Finance Charge Receivables                                 -
                                                                -----------------
(j)     Supplemental Total Receivables (h + i)                  $               -
                                                                =================

(k)     End of Period Principal Receivables                     $2,602,674,984.24
(l)     End of Period Finance Charge Receivables                    74,683,533.39
(m)     End of Period Discounted Receivables                                    -
                                                                -----------------
(n)     End of Period Total Receivables (k + l + m)             $2,677,358,517.63
                                                                =================


II.     INVESTED AMOUNTS AND ALLOCATION PERCENTAGES
---------------------------------------------------------------------------------------------------------------
(a)     Class A Initial Invested Amount                                          $  400,000,000.00       76.50%
(b)     Class B Initial Invested Amount                                             122,875,817.00       23.50%
                                                                                   ---------------
(c)     Total Initial Invested Amount (a + b)                                    $  522,875,817.00

(d)     Class A Invested Amount (a - (X.a))                                      $  400,000,000.00       76.50%
(e)     Class B Invested Amount (b - (X.e))                                         122,875,817.00       23.50%
                                                                                   ---------------
(f)     Total Invested Amount (d + e)                                            $  522,875,817.00

(g)     Class A Adjusted Invested Amount (a - (X.a)-(III.f))                     $  400,000,000.00       76.50%
(h)     Class B Invested Amount (b - (X.e))                                         122,875,817.00       23.50%
                                                                                   ---------------
(i)     Total Adjusted Invested Amount (g + h)                                   $  522,875,817.00

(j)     Floating Allocation Percentage                                                      18.39%
(k)     Class A Floating Allocation Percentage                                              14.07%
(l)     Class B Floating Allocation Percentage                                               4.32%

(m)     Principal Allocation Percentage                                                     18.39%
(n)     Class A Principal Allocation Percentage                                             14.07%
(o)     Class B Principal Allocation Percentage                                              4.32%

(p)     Servicing Fee                                                            $      871,459.70
(q)     Investor Defaulted Amount (j * (IV.(m)))                                 $    2,846,045.91

III.    TRANSFEROR'S INTEREST, RETAINED INTEREST, SPECIAL FUNDING
        ACCOUNT, AND PRINCIPAL FUNDING ACCOUNT
--------------------------------------------------------------------------------------------------
(a)     Transferor's Amount (end of month)                                       $1,387,222,791.56
(b)     Required Retained Transferor Amount (end of month)                       $   52,053,499.68
(c)     Required Principal Balance (end of month)                                $1,215,452,192.68
(e)     Funds on deposit in Special Funding Account (end of month)               $               -
(f)     Principal on deposit in Principal Funding Account (beginning of month)   $               -
(g)     Principal on deposit in Principal Funding Account (end of month)         $               -

IV.     PERFORMANCE SUMMARY
-------------------------------------------------------------------------------------------------
        COLLECTIONS:
(a)     Collections of Principal Receivables                                     $ 517,523,569.42
(b)     Collections of Finance Charge Receivables (from cardholder payments)        50,898,726.48
(c)     Collections of Finance Charge Receivables (from merchant fees,              16,402,505.07
        deferred billing fees, collection account interest)

(d)     Collections of Discount Option Receivables                                           0.00
                                                                                             ----
(e)     Total Finance Charge Collections (b + c + d)                             $  67,301,231.55
                                                                                 ----------------
(f)     Total Collections (a + e)                                                $ 584,824,800.97
                                                                                 ================

        DELINQUENCIES AND LOSSES:

(g)     2 missed payments                                                        $     62,665,322
(h)     3 missed payments                                                              35,452,939
(i)     4 or more missed payments                                                      80,865,417
                                                                                       ----------

(j)     Total delinquencies (g + h + i)                                          $    178,983,678
                                                                                 ================

(k)     Gross Charge-Offs during the month                                       $  18,376,566.25
(l)     Recoveries during the month                                              $   2,897,052.69
(m)     Net Charge-Offs during the month (k - l)                                 $  15,479,513.56

V       NON-U.S. ACCOUNTS
-------------------------------------------------------------------------------------------------
(a)     Non-US Accounts at end of month                                                   119,427
(b)     as a percentage of total (a / c)                                                    0.37%

(c)     Total number of Accounts in Trust (at end of month)                            31,935,360

VI      AVAILABLE SERIES 1998-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS
--------------------------------------------------------------------------------------------------------
(a)     Floating Allocation Percentage of Collections of Finance Charge Receivables       $12,373,928.57
(b)     Investment earnings on Principal Funding Account                                               -
(c)     Investment earnings in Reserve Account deposited in the Collection Account                     -
(d)     Closing Date deposit into the Collection Account                                               -
                                                                                          --------------
(e)     Available Series 1998-1 Finance Charge Collections (a + b + c + d)                $12,373,928.57

(i)     Class A Interest                                                                    1,966,666.67

(ii)    Servicing Fee                                                                         871,459.70

(iii)   Class A Investor Defaulted Amount ((IV.m * (II.k))                                  2,177,225.12

(iv)    Class B Investor Defaulted Amount ((IV.m * (II.l ))                                   668,820.79

(v)     Adjustment Payment Shortfalls                                                                  -

(vi)    Reimbursement of Class A Investor Charge-Offs                                                  -

(vii)   Reimbursement of Class B Investor Charge-Offs                                                  -
        and Reallocated Class B Principal Collections

(viii)  Class B Interest                                                                               -

(ix)    Reserve Account                                                                                -

(x)     Excess Finance Charge Collections                                                 $ 6,689,756.28
             (e-i-ii-iii-iv-v-vi-vii-viii-ix)

VII     YIELD AND BASE RATE
---------------------------------------------------------------------------------------------------------------------
BASE RATE

(a)     Base Rate (current month)                                                                               6.51%
(b)     Base Rate (prior month)                                                                                 6.51%
(c)     Base Rate (2 months ago)                                                                                6.51%

(d)     3 Month Average Base Rate                                                                               6.51%

PORTFOLIO YIELD

(e)     Portfolio Yield (current month)                                                                        23.43%
(f)     Portfolio Yield (prior month)                                                                          19.31%
(g)     Portfolio Yield (2 months ago)                                                                         20.95%

(h)     3 Month Average Portfolio Yield                                                                        21.23%

VIII    PORTFOLIO PERFORMANCE RATES
---------------------------------------------------------------------------------------------------------------------
(a)     Net Charge-Offs (annualized % of Principal Receivables at beginning of                                  7.00%
        period)
(b)     Monthly Payment Rate (% of Total Receivables at beginning of period                                    20.87%
        (adjusted for number of days in period))
(c)     Trust Portfolio Yield (annualized)                                                                     30.43%
(d)     Portfolio Yield (3 month average (annualized))                                                         21.23%
(e)     Base Rate (3 month average)                                                                             6.51%
(f)     Excess Finance Charge Collections % (d - e)                                                            14.72%


IX      PRINCIPAL COLLECTIONS
---------------------------------------------------------------------------------------------------------------------
(a)     Class A Principal Allocation Percentage                                                                14.07%
(b)     Class A Principal                                                                             $             -
(c)     Class B Principal Allocation Percentage                                                                 4.32%
(d)     Class B Principal                                                                             $             -
(e)     Total Principal (b + d)                                                                       $             -

(f)     Reallocated Principal Collections                                                             $             -
(g)     Shared Principal Collections allocable from other Series and Participation                    $             -


X       INVESTOR CHARGE-OFFS
---------------------------------------------------------------------------------------------------------------------
        CLASS A INVESTOR CHARGE-OFFS
(a)     Class A Investor Charge-Offs                                                                  $             -
(b)     Class A Investor Charge-Offs per $1,000 original certificate principal amount                 $             -
(c)     Total amount reimbursed in respect of Class A Investor Charge-Offs                            $             -
(d)     The amount, if any, by which the outstanding principal balance of the Class                   $             -
        A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date.

        CLASS B INVESTOR CHARGE-OFFS
(e)     Class B Investor Charge-Offs                                                                  $             -
(f)     Class B Investor Charge-Offs per $1,000 original certificate principal amount                 $             -
(g)     Total amount reimbursed in respect of Class B Investor Charge-Offs                            $             -
(h)     The amount, if any, by which the outstanding principal balance of the Class B                 $             -
        Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date.

XI      AMORTIZATION
---------------------------------------------------------------------------------------------------------------------
(a)     Class A Accumulation Period Length (months)                                                                12
(b)     Controlled Accumulation Amount                                                                $ 33,333,333.34
(c)     Deficit Controlled Accumulation  Amount                                                       $             -
(d)     Total Principal on deposit in Principal Funding Account for the benefit of Class              $             -
        A Certificateholders (end of month)

        RETAILERS NATIONAL BANK,
           AS SERVICER

        BY: /s/ Terrence J. Scully
        -----------------------------
            NAME:  TERRENCE J. SCULLY
            TITLE:  SECRETARY